Exhibit 99.1

Pershing Square Tontine Holdings, Ltd. Will Redeem Its Public Shares and

Will Not Consummate an Initial Business Combination

New York, July 11, 2022 – Pershing Square Tontine Holdings, Ltd. (the “Company”) (NYSE: PSTH, PSTH.WS), a special purpose acquisition company, today announced that it will redeem all of its outstanding shares of Class A common stock (the “public shares”), effective as of July 26, 2022, because the Company will not consummate an initial business combination within the time period required by its Second Amended and Restated Certificate of Incorporation (the “Charter”).

As stated in the Company’s Form S-1 and in the Company’s Charter, if the Company is unable to complete an initial business combination within 24 months from the closing of its initial public offering on July 24, 2020 (subject to certain inapplicable exceptions), the Company will:

•	cease all operations except for the purpose of winding up,

•

as promptly as reasonably possible but not more than ten business days thereafter, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the trust account (“Trust Account”) entered into in connection with the Company’s initial public offering (less up to $100,000 of such net interest to pay dissolution expenses), including interest, if any, not previously released to the Company to pay taxes, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (and, therefore, the public shares will have no right to receive further liquidating distributions, if any), subject to applicable law, and

•

as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors of the Company in accordance with applicable law, dissolve and liquidate, subject in each case to the Company’s obligations under the General Corporation Law of the State of Delaware, to provide for claims of creditors and other requirements of applicable law. The Company has decided not to withhold any amounts to pay dissolution expenses (which were permitted to be withheld in an amount up to $100,000).

Net of taxes, the Company currently expects the per-share redemption price for the public shares will be approximately $20.05 (as finally determined, the “Redemption Amount”). The Company anticipates that the public shares will cease trading as of the close of business on July 25, 2022. As of July 26, 2022 the public shares will be deemed cancelled and will represent only the right to receive the Redemption Amount. After July 26, 2022, the Company shall cease all operations except for those required to wind up the Company’s business.

The Redemption Amount will be paid on July 26, 2022 to the beneficial owners of public shares held in street name without any required action on their part. The Redemption Amount will be paid to record holders of public shares held in certificated form after presentation of their respective stock certificates or other delivery of their shares to the Company’s transfer agent, Continental Stock Transfer & Trust Company, on or after July 26, 2022.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless.

The Company expects that NYSE will file a Form 25 with the United States Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended.

Important Additional Information and Where to Find It

This press release does not constitute an offer to sell or buy or the solicitation of an offer to buy or sell any securities. This communication is not a recommendation to buy, sell or exchange any securities, and it is neither an offer to purchase nor a solicitation of an offer to sell securities. Information about PSTH and certain of the matters discussed in this press release is available at the SEC’s website at www.sec.gov.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the federal securities laws. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “currently expects,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward looking statements in this release. You should carefully consider these and the other risks and uncertainties described in PSTH’s annual report on Form 10-K and other documents PSTH has filed with the SEC. Those filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and PSTH assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PSTH does not give any assurance that PSTH will achieve its expectations. The inclusion of any statement in this press release does not constitute an admission by PSTH or any other person that the events or circumstances described in such statement are material.

About Pershing Square Tontine Holdings, Ltd.

Pershing Square Tontine Holdings, Ltd., a Delaware corporation, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with a private company. PSTH is sponsored by Pershing Square TH Sponsor, LLC (the “Sponsor”), an affiliate of Pershing Square Capital Management, L.P., a registered investment advisor.

Contacts

Media Contact:

Fran McGill

212-909-2455

McGill@persq.com